UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JUSHI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	98-1547061
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
301 Yamato Road, Suite 3250 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file or Regulation A offering statement number to which this form relates (if applicable): 333-266287

Securities to be registered pursuant to Section 12(g) of the Act:

Subordinate Voting Shares, no par value

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Subordinate Voting Shares, no par value, of Jushi Holdings Inc., a corporation organized under the laws of British Columbia, Canada (the “Company”), to be registered hereunder is set forth under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-266287), initially filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2022, as amended, and is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

3.1	Articles of Jushi Holdings Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-266287) filed with the SEC on July 22, 2022)

4.1	Subordinate Voting Shares Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-266287) filed with the SEC on July 22, 2022)

4.2	Trust Indenture, dated November 20, 2020, by and between Jushi Holdings Inc. and Odyssey Trust Company (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-266287) filed with the SEC on July 22, 2022)

4.3	Form of 10% Senior Secured Note of Jushi Holdings Inc. (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-266287) filed with the SEC on July 22, 2022)

4.4	Credit Agreement, dated as of October 20, 2021, by and among Jushi Holdings Inc., the other loan parties that are party thereto, the lenders that are party thereto, and Roxbury, LP (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-266287) filed with the SEC on July 22, 2022)

4.5	Limited Waiver and First Amendment to Credit Agreement, dated as of April 29, 2022, by and among Jushi Holdings Inc, the other loan parties signatory thereto and Roxbury, LP (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 (File No. 333-266287) filed with the SEC on July 22, 2022)

4.6	Form of Transaction Warrant of Jushi Holdings Inc. (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-1 (File No. 333-266287) filed with the SEC on July 22, 2022)

4.7	Form of Debt Warrant of Jushi Holdings Inc. (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1 (File No. 333-266287) filed with the SEC on July 22, 2022)

4.8	Form of Broker Warrant of Jushi Holdings Inc. (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-1 (File No. 333-266287) filed with the SEC on July 22, 2022)

4.9	Form of Equity Round Warrant of Jushi Inc (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-1 (File No. 333-266287) filed with the SEC on July 22, 2022)

4.10	Form of Management Round Warrant of Jushi Inc (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-1 (File No. 333-266287) filed with the SEC on July 22, 2022)

4.11	Form of Consulting Warrant of Jushi Holdings Inc. (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-1 (File No. 333-266287) filed with the SEC on July 22, 2022)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JUSHI HOLDINGS INC.

Date:	August 10, 2022	By:	/s/ Louis Jon Barack
Louis Jon Barack, President and Interim Chief Financial Officer